UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2009

Energy Recovery, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34112	01-0616867
(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Dr. San Leandro, CA 94577
(Address if Principal Executive Offices)(Zip Code)

510-483-7370
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On December 2, 2009, Energy Recovery, Inc. (“ERI”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pump Engineering LLC (“PEI”), CFE Acquisition Corporation, a wholly-owned subsidiary of ERI (“Merger Sub”), Roy Radakovich in his capacity as the Company Representative, and U.S. Bank National Association, in its capacity as the Escrow Agent, pursuant to which, subject to satisfaction or waiver of the conditions of the Merger Agreement, PEI will merge with and into Merger Sub (the “Merger”), with Merger Sub being the surviving entity (the “Surviving Entity”).

Pursuant to the Merger Agreement, all the property, rights, privileges, powers and franchises of PEI and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of PEI and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

Pursuant to the Merger Agreement, the consideration to be paid by ERI for the Merger will consist of the following: (i) an initial cash payment of Fourteen Million Five Hundred Thousand Dollars ($14,500,000), subject to adjustment as set forth in the Merger Agreement; (ii) up to One Million (1,000,000) shares of ERI’s Common Stock; (iii) Three Million Five Hundred Thousand Dollars ($3,500,000) to be deposited by ERI in an escrow account which will be  paid to the owners of PEI upon the achievement of certain milestones; and (iv) Two Million Dollars ($2,000,000) to be deposited by ERI in an second escrow account, which amount, less those amounts paid to ERI pursuant to the indemnification provisions of the Merger Agreement, will be paid to the owners of PEI eighteen (18) months after the closing of the Merger.

The consummation of the Merger is subject to closing conditions, which include, among other things (i) approval of the holders representing more than fifty percent (50%) of the outstanding voting equity of PEI, and (ii) compliance with certain covenants.

The parties currently expect the Merger to be consummated in December 2009.  There can be no assurances that the Merger will be consummated in that time period.

The foregoing description of certain terms of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 2.1.

The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement. In addition, such representations and warranties (i) have been qualified by disclosures made to the other parties in connection with the Merger Agreement, (ii) at closing, must only be true and correct subject to the standards contained therein, which may differ from what may be viewed as material by investors and (iii) were made only as of the date of the Merger Agreement, the date the Merger may be consummated, or such other date as is specified in the Merger Agreement.

Item 3.02                      Unregistered Sales of Equity Securities

Upon consummation of the Merger, up to one million (1,000,000) shares of ERI's Common Stock, which may be issued as consideration for the Merger, will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”), by reason of Section 4(2) of the Act and/or Regulation D promulgated under the Act.

Item 8.01                      Other Events

On December 2, 2009, ERI issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that it had entered into the Merger Agreement.  The press release is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

The following exhibits are being furnished with this Current Report on Form 8-K:

2.1
Agreement and Plan of Merger dated as of December 2, 2009, by and among Pump Engineering LLC, CFE Acquisition Corporation, Roy Radakovich and U.S. Bank National Association (without schedules and exhibits)*.

99.1	Press release dated December 2, 2009.

* The schedules and exhibits to this agreement, as set forth in the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K.  ERI agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission up request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY RECOVERY, INC.
(Registrant)

Date:	12/07/09	/s/ Thomas Willardson
Thomas Willardson
(Chief Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger Dated December 2, 2009
99.1	Press Release Dated December 2, 2009